STOCK PURCHASE AGREEMENT


      Stock Purchase Agreement (the "Agreement") dated as of February 27, 1997, by and among SofTech, Inc., a Massachusetts corporation ("SofTech"), Information Decisions, Inc. ("IDI"), a wholly-owned subsidiary of SofTech (collectively, the "Buyer"), RAM Design & Graphics ("RAM"), a North Carolina corporation, and Roy L. Thrower, Jr., Michael D. Collins and Alan Carrico, the principal stockholders of RAM (collectively, the "Seller" or "Stockholders").


                                   WITNESSETH

      WHEREAS, the Stockholders own of record and beneficially all of the issued and outstanding capital stock of RAM, consisting of 17,857 shares of RAM stock (the "Shares"); and

      WHEREAS, the Stockholders desire to sell all of the Shares to Buyer, and Buyer desire to acquire all of the Shares.

      NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:


                                   Section 1

                               PURCHASE OF STOCK

1.1 Sale and Purchase of Shares. Upon the execution of this Agreement, at such time and place as shall be determined by mutual agreement of the parties (the "Closing" or the "Closing Date"), the Stockholders shall deliver to Buyer, 100% of the Shares, duly endorsed in blank for transfer or the Shares shall be delivered to Buyer with stock powers duly executed in blank, together with all such documents as may be required to effect a valid transfer of such Shares by Stockholders to Buyer, free and clear of any and all liens, encumberances, charges or claims, under Article 8 of the Uniform Commercial Code.

1.2 Limited Assumption of Liabilities. Upon the sale and purchase of the Shares, Buyer shall assume and agree to pay or discharge when due in accordance with their respective terms, (i) those liabilities listed on Schedule 1.2, and
(ii) Seller's liability and obligation for performance of the contractual obligations of Seller arising after the Closing Date under those contracts set forth on Schedule 2.11 (the "Assumed Contracts"). Further, Buyer agrees to indemnify the Seller from any claim which may arise from the assumed liabilities. Buyer shall not assume or be liable for any pre-Closing default under any Assumed Contracts or for any other liabilities or obligations of Seller arising at or prior to the Closing unless specifically identified on
Schedule 1.2. Without limiting the foregoing, Buyer shall not assume and shall not pay any of the following liabilities or obligations:

      (a) liabilities incurred by Seller in connection with this Agreement and the transactions provided for herein, including, without limitation, counsel and accountant's fees, and expenses pertaining to the performance by Seller of its obligations hereunder;

      (b) Taxes (as defined in Section 2.8 hereof) of Seller, whether relating to periods before or after the transaction contemplated in this Agreement or incurred by Seller in connection with this Agreement and the transactions provided for herein.

      (c) liabilities of Seller with respect to any options, warrants, agreements or convertible or other rights to acquire any shares of its capital stock of any class; and

      (d) liabilities in connection with or relating to any actions, suits, claims, proceedings, demands, assessments and judgments, costs, losses, liabilities, damages, deficiencies and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, attorneys' and accountants' fees and all amounts paid in investigation, defense or settlement of any of the foregoing.

The liabilities to be assumed by the Buyer under this Agreement are hereinafter sometimes referred to as the "Liabilities" and the liabilities which are not assumed by Buyer under this Agreement are hereinafter sometimes referred to as the "Excluded Liabilities". The assumption of said Liabilities by Buyer hereunder shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller, and nothing herein shall prevent Buyer from contesting in any manner any of said Liabilities.

1.3 Base Purchase Price and Payment. In reliance upon the representations and warranties of the Stockholders herein contained and made at the Closing and in full consideration of the terms and conditions hereof and the sale by Seller to Buyer of the Shares, SofTech shall deliver (the "Base Purchase Price") to the Stockholders within 20 days of the Closing (i) a total of 250,000 shares of SofTech common stock (the "SofTech Shares"), par value $.10 per share to the Stockholders in accordance with Exhibit A attached hereto; and (ii) 50,000 stock options to purchase SofTech stock at a price equal to the closing price on the Transaction Day that vest in five equal increments on the anniversary date of the transaction over the five years immediately subsequent to the transaction and which terminate ten years after the issuance if not exercised. Such stock options will be issued to Stockholders and employees in accordance with Exhibit B attached hereto. A cash distribution equal to the Stockholders tax liability for the 1996 S-corporation earnings will be made to the Stockholders when taxes are due.

1.4 Additional Contingent Purchase Price. The Stockholders will earn an additional stock award of a total of 100,000 SofTech shares (the "Additional Shares") if the services group (including Computer Grachics Corp.) generates Service Group Revenue, as defined below, of at least $4,166,000 and Operating Profit, as defined below, of at least $583,000 in the twelve month period ended December 31, 1997. The Additional Shares, if earned, will be issued to the Stockholders on a pro rata basis in accordance with the distribution of the Base Purchase Price as detailed in Exhibit A.

Service Group Revenue shall be defined as services earned through December 31, 1997 by the services group of the Buyer as presently composed of Computer Graphics, Corp. and the former Mechanical Design Synthesis Consulting group and RAM Design (collectively, the "Services Group"), with completion of this transaction. Revenue will be recognized based upon the revenue recognition policies of SofTech, Inc. in accordance with generally accepted accounting principals.

Operating Profit shall be defined as revenue less the direct and indirect expenditures of the Services Group. Operating Profit does not include any allocation of corporate expenses of Information Decisions, Inc. or SofTech, Inc. for centrally provided functions such as management, accounting, human resources, cost of capital, etc. Operating Profit does include all expenses incurred by the Services Group such as depreciation, goodwill amortization, branch level administrative help, etc.

Additional acquisitions of services-only companies subsequent to the transaction date that are added to the Services Group shall be included in determining goal attainment.

1.5 Non-Competition Agreement. As a material inducement to Buyer to enter into this Agreement, each of the Stockholders will execute a Non-Competition Agreement as shown in Exhibit C that will serve to restrict them from competing with Buyer for a two year period following their departure from the Company.


                                   Section 2

           REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS

2.1 Making of Representations and Warranties. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller and the Stockholders hereby make to Buyer the representations and warranties contained in this Section 2.

2.2 Organization and Qualification of RAM. RAM is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. The copies of RAM's Certificate of Incorporation and bylaws, as amended to date, certified by the Secretary of State of the State of North Carolina are complete and correct, and no amendments are pending or contemplated. RAM is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction in which it is not qualified.

2.3 Subsidiaries. RAM has no subsidiaries and does not own any securities issued by, and has not loaned any funds to, any other business organization or governmental authority.

2.4 Capital Stock of RAM. The authorized capital stock of RAM consists of 100,000 shares of common stock ("RAM Shares"), of which 17,857 shares are duly and validly issued and 17,857 shares are outstanding, and are free and clear of all claims, liens or encumbrances of any sort. There are 82,143 shares unissued. None of the shares have been issued in violation of any state or federal law. There are no other voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the RAM Shares to which RAM or the Stockholders are a party.

2.5 Authority. The execution, delivery and performance of this Agreement by RAM does not and will not: (a) violate any provision of the Certificate of Incorporation or bylaws; (b) violate any laws of the United States, or any state or other jurisdiction applicable to RAM or require RAM to obtain any approval, consent or waiver of, or make any filing with, any person or entity that has not been obtained or made; and (c) result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any contract, agreement, or lease to which RAM is a party.

2.6   Status of Tangible Property.

(a) No Real Property Owned. RAM does not currently, nor has RAM ever in the past, owned any real property.

(b) Leased Real Property. All real property leased by RAM as tenant or lessee is listed on Schedule 2.6(b). Copies of all the leases have been provided to IDI and are complete, accurate, true and correct. Each of the Leases is in full force and effect on the terms set forth therein and has not been modified, amended or altered, in writing or otherwise.

(c) Personal Property. A complete list of machinery, equipment, furniture, fixtures, leasehold improvements and all other tangible personal property owned or leased by RAM is listed on Schedule 2.6(c). RAM has good and valid, legal title to all of the personal property owned by it and all of its equipment leases are valid and no default exists under any such lease.

2.7   Financial Statements.

(a) IDI has received the following RAM financial statements, copies of which are attached hereto as part of Schedule 2.7: balance sheets as of December 31, 1996 and 1995, statements of income for the twelve months ended December 31, 1996 and 1995. Said financial statements are complete, true, accurate and correct, have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, and present fairly the financial condition of RAM at the dates of said statements and the results of its operations for the periods covered thereby. The balance sheet of RAM as of December 31, 1996 is hereafter referred to as the "Base Balance Sheet".

(b) As of the date of the Base Balance Sheet, RAM had no liabilities of any nature that would be required to be disclosed in accordance with generally accepted accounting principles, whether accrued, absolute, contingent or otherwise, asserted or unasserted except liabilities (i) stated or adequately reserved against on the Base Balance Sheet, or (ii) specifically reflected on the Schedules furnished to Buyer hereunder as of the date hereof.

(c) As of the date hereof, RAM has no liabilities of any nature which would be required to be disclosed in accordance with generally accepted accounting principles, whether accrued, absolute, contingent or otherwise, asserted or unasserted, except liabilities specifically reflected in Schedules furnished to Buyer hereunder on the date hereof.

2.8   Taxes.

(a) RAM has paid or caused to be paid all federal, state, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, alternative taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, capital stock taxes, franchise taxes, employment and payroll related taxes, withholding taxes, property taxes, whether or not measured in whole or part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes") required to be paid by it through the date hereof whether disputed or not.

(b) RAM has, in accordance with applicable law, filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. Schedule 2.8(b) lists all federal, state, local and foreign income tax returns filed by RAM for the fiscal year ended December 31, 1995 with notation as to those returns that have been audited or are currently being audited. RAM has delivered to IDI a complete and correct copy of each of those returns listed and all examination reports and statements of deficiencies assessed against or agreed to by RAM with respect to such returns.

2.9 Collectibility of Accounts Receivable. All of the accounts receivable of RAM are valid and enforcable claims, fully collectible and subject to no setoff or counterclaim.

2.10 Absence of Certain Changes. Since the date of the Base Balance Sheet there has not been:

      (a) any material adverse change in the financial condition, properties, assets, liabilities, business or operations of RAM;

      (b) any contingent liability incurred by RAM as guarantor or otherwise with respect to the obligations of others or any cancellation of any debt or claim owing to, or waiver of any right of RAM;

      (c) any obligation or liability of any nature incurred by RAM, whether accrued, absolute, contingent or otherwise, asserted or unasserted, other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement;

      (d) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any assets of RAM other than in the ordinary course of business;

      (e) any declaration, setting aside or payment of any dividend by RAM, or making of any other distribution with respect to the capital stock of RAM, or any direct or indirect redemption, purchase or other acquisition by RAM of its own capital stock;

      (f) any labor trouble or claim of unfair labor practices involving RAM; any change in compensation by RAM to any officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

      (g) any payment or discharge of a lien or liability of RAM which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

      (h) any change in accounting methods or practices, credit practices or collection policies used by RAM; or

      (i) any agreement or understanding, whether in writing or otherwise, for RAM to take any of the actions specified in paragraphs (a) through (h) above.

2.11 Contracts. Schedule 2.11 is a complete and accurate summary of all written and oral contracts, commitments, plans, agreements and licenses to which RAM is a party. RAM is not a party to any other contract, commitment, plan, agreement or license that is not described on Schedule 2.11.

RAM is not in default under any such contracts, commitments, plans, agreements or licenses described on Schedule 2.11 and has no knowledge of conditions or facts which with notice or passage of time, or both, would constitute default. No other party to any such contract, commitment, plan, agreement or license is in default thereunder, and RAM has no knowledge of conditions or facts which with the notice or passage of time, or both, would constitute a default.

2.12 Litigation. There is no litigation or governmental or administrative proceeding or investigation pending against RAM or threatened against RAM which may have an adverse effect on RAM's assets, prospects, financial condition or business or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

2.13 Compliance with Laws. RAM is in compliance in all material respects with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or governmental authority which apply to the conduct of its business, and RAM has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

2.14 Powers of Attorney. Neither RAM nor the Stockholders (with respect to the Shares, and except for any durable power of attorney to become effective on such Stockholder's incapacity) has granted powers of attorney that are presently outstanding.

2.15 Corporate Records. The corporate record books of RAM record all material corporate action taken by its Stockholders and board of directors and committees thereof. The copies of the RAM corporate records delivered to Buyer are true and complete copies of the originals of such documents. Seller has provided Buyer with access to all tax and accounting records in order to perform its due diligence procedures. Buyer represents that such tax and accounting records are true and complete.

2.16  Employee Benefit Plans.

(a) Schedule 2.16 lists and describes all Employee Benfit Plans that have been offered to employees since RAM inception through the Closing Date. RAM has provided Buyer with true and complete copies of all documents embodying or governing such Plans.

2.17 Environmental Matters. RAM has never generated, transported, used, stored, treated, disposed of or managed any Hazardous Waste. No Hazardous Material has ever been or is threatened to be spilled, released or disposed of by or on behalf of RAM at any site presently or formerly owned, operated, leased or used by RAM, or has ever come to be located in the soil or groundwater at any such site. RAM has no liability under, nor has it ever violated, any Environmental Law.

2.18  Directors, Officers, Employees and Suppliers.

(a) Schedule 2.18(a) is a true and complete list of all current directors and officers of RAM and includes current job title and aggregate annual compensation of each such individual for the year ended December 31, 1996. True and complete copies of compensation plans and any other applicable agreements related to these individuals have also been provided to Buyer.

(b) Schedule 2.18(b) is a true and complete list of the suppliers of RAM to whom RAM has made a payment, or is expected to make a payment, of $5,000 or more during or with respect to the fiscal year ended December 31, 1996 showing with respect to each, the name, address and dollar volume involved.

2.19 Disclosure. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by RAM and the Stockholders to Buyer pursuant to this transaction do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances in which they were made. There are no facts pertaining to past actions or past or current agreements of RAM or the Stockholders that could reasonably be expected to have a material adverse effect on the business, assets, prospects, operations or condition of RAM that have not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting RAM's business.

2.20  Employees and Labor Matters.

(a) RAM employees 8 full-time employees and 1 part-time employee and generally enjoys a good employer-employee relationship. Schedule 2.20(a) sets forth the name, position, pay rate, full-time or part-time status, date of hire, annual review date and exempt or non-exempt status of each of RAM's employees.

(b) Schedule 2.20(b) is a list of all employees that have terminated employment with RAM over the last 24 months with a brief description of the circumstances of such termination.

RAM is not delinquent in payments to any of its employees, past or present, for any wages, salaries, commissions, bonuses or other direct compensation for any services provided or amounts required to be reimbursed. There are no workers' compensation or other similar claims filed against RAM, and neither RAM or the Stockholders know of any injury or other event that may give rise to any such claim. There are no charges of employment discrimination or unfair labor practices that have been filed against or involving RAM. There are no grievances, complaints, or charges that have been filed against RAM. RAM is, and has been at all times since its effective date, in compliance with the requirements of the Immigration Reform Control Act of 1986. RAM's payroll systems and classification of employees is and for 18 months prior to the Closing has been consistent with and in compliance with the requirements of the Fair Labor Standards Act, as amended, and any and all applicable state minimum wage and overtime laws.

2.21  Customers and Distributors.

(a) Schedule 2.21(a) sets forth any representative, distributor or direct customer who accounts for more than $10,000 of revenue for each of fiscal year ended December 31, 1996 and 1995. The Schedule shall include customer name, dollar amount purchased, and present status of the account.

(b) Schedule 2.21(b) sets forth the customers for which RAM has performed ProEngineer related services over the last two year period.


                                   Section 3

               REPRESENTATIONS AND WARRANTIES OF SOFTECH AND IDI

3.1 Making of Representations and Warranties. As a material inducement to Stockholders and RAM to enter into and to consummate the transactions contemplated by this Agreement, SofTech and IDI hereby represent and warrant the following:

      (a) SofTech and IDI are duly organized, validly existing and in good standing under the Laws of the States of Massachusetts and Michigan, respectively, with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by them.

      (b) SofTech and IDI have the full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by SofTech and IDI of this Agreement has been duly authorized by all necessary action of SofTech and IDI, and no other action on the part of SofTech or IDI is required in connection therewith.

3.2 SofTech Reports. SofTech's Annual Report on Form 10-K for the fiscal year ended May 31, 1996 and its Quarterly Reports of Form 10-Q for the fiscal quarters ended August 31, 1996 and November 30, 1996 do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading.

3.3 Stock. The SofTech Shares issued to Stockholders pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid, non-assessable, and free and clear of all liens, encumbrances, charges or claims, under Article 8 of the Uniform Commercial Code or otherwise, subject to restrictions on resale under the Securities Act of 1933, as amended (the "Act"). Following the registration of the SofTech Shares, the Seller will not be limited in any way from selling the SofTech Shares in their roles as contemplated by this Agreement and as currently promulgated by the Act. However, in the event that Seller becomes an officer or director of SofTech, Inc. such restrictions may be imposed by the Act. Further, SofTech makes no representation as to future restrictions that may be imposed by virtue of a change to the existing regulations.

3.4 Disclosure. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by Buyer to Seller pursuant to this transaction do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances in which they were made. There are no facts pertaining to past actions or past or current agreements of Buyer that could reasonably be expected to have a material adverse effect on the business, assets, prospects, operations or condition of Buyer that have not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting Buyer's business.


                                   Section 4

                                INDEMNIFICATION

4.1 Indemnification by the Stockholders. Each Stockholder jointly and severally agrees to indemnify and hold SofTech, IDI and RAM and their respective subsidiaries, officers, directors, partners or employees harmless from and against any damages, liabilities, losses, taxes or expenditures of any kind or nature whatsoever which may be sustained or suffered by any of them arising out of or based upon any of the following:

      (a) fraud, intentional misrepresentation or deliberate or wilfull breach of any representations, warranties or covenants under this Agreement or in any agreement, certificate, schedule or exhibit delivered pursuant hereto; or

      (b) Any other breach of any representation, warranty or covenant under this Agreement or in any agreement, certificate, schedule or exhibit delivered pursuant hereto, or reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representation, warranty or covenant.

4.2 Indemnification by SofTech and IDI. SofTech and IDI jointly and severally agree to indemnify and hold Stockholders harmless from and against any damages, liabilities, losses, taxes for expenditures of any kind or nature whatsoever which may be sustained or suffered by any of them arising out of or based upon any of the following:

      (a) fraud, intentional misrepresentation or deliberate or wilfull breach of any representations, warranties or covenants under this Agreement or in any agreement, certificate, schedule or exhibit delivered pursuant hereto; or

      (b) Any other breach of any representation, warranty or covenant under this Agreement or in any agreement, certificate, schedule or exhibit delivered pursuant hereto, or reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representation, warranty or covenant.

4.3 Notice and Defense of Claims. In the event of a claim arising under the indemnification provisions detailed above, the party making the claim shall do so in writing to the person or persons responsible for the indemnification. The party receiving such claim has 30 days to review written notifiction and either agree the claim is valid or to dispute such claim. In the event of agreement with the validity of such claim payment shall be made within 45 days of receipt of notification. In the event of a dispute with regard to the claim, the person or persons so disputing must do so in writing within 30 days of receipt of notification. If the dispute can not be settled within 90 days of receipt of notification, upon election of either party, the dispute shall be referred to the American Arbitration Association to be settled in Raleigh, North Carolina in accordance with the commercial arbitration rules of said organization. Fees and expenses of such arbitration shall be shared equally.

4.4 Exclusive Remedy. The parties agree that the remedies provided in Section 4 shall be the exclusive remedies with respect to any alleged breach of any representation or warranty made in this Agreement.


                                   Section 5

                              REGISTRATION RIGHTS

5.1 Registration on Form S-3. Following the issuance of the SofTech Shares pursuant to this Agreement, SofTech shall cause a registration statement under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission on Form S-3 (or a substantially equivalent successor form) with respect to such SofTech Shares. SofTech shall bear the expenses associated with registering such shares. This registration document shall be filed within 90 days of the transaction date.


                                   Section 6

                               OTHER INFORMATION

6.1 Governing Law. This Agreement shall be construed under and governed by the internal laws of the Commonwealth of Massachusetts.

6.2   Stockholders' Representative.

(a) In order to efficiently administer the waiver of any condition or right of the Stockholders and the settlement of any dispute arising under the Agreement, or any other document or agreement executed in connection with the Closing or the transactions contemplated by this Agreement, the Stockholders hereby designate Roy L. Thrower, Jr. as the representative of the Stockholders (the "Representative").

(b) The Stockholders hereby authorize the Representative (i) to take all action necessary in connection with the waiver of any condition to the obligations of the Stockholders under this Agreement, the waiver of any right of the Stockholders hereunder, or the settlement of any dispute arising hereunder, (ii) to give and receive all notices required to be given under this Agreement and (iii) to take any and all action as is contemplated to be taken by or on behalf of the Stockholders by the terms of this legal proceeding on behalf of the Stockholders without their consent.

(c) All decisions and actions by the Representative shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same. In the event of the Representative's death or inability to perform the reseponsibilities hereunder, Michael D. Collins shall fill such vacancy.

6.3   Notices. Any notice or communication required hereunder shall be in writing and shall be deemed to have been given if sent by facsimile transmission (with confirming copy by mail) upon receipt. All notices will be sent to the addresses set forth below:

To SofTech and IDI:
                   Information Decisions, Inc.
                   3260 Eagle Park Drive, N.E.
                   Grand Rapids, MI 49505
                   Attention: Mark Sweetland

To the Stockholders:
                   RAM Design & Graphics
                   1511-206 Pinewinds Dr.
                   Raleigh, NC 27603
                   Attention: Roy L. Thrower, Jr.


To Stockholders' Legal Counsel:
                   Carlton & Carlton
                   2840 Plaza Place, Suite 450
                   Raleigh, North Carolina 27612
                   Attention: Terry J. Carlton

6.4 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supercedes all previous written of oral negotiations, commitments and writings. All inducements to the making of this Agreement relied upon by either party have been expressed herein.

6.5 Assignability. This Agreement may not be assigned by the Buyer or the Stockholders without the prior written consent of the other party. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. No right hereunder shall be created in any person or entity not a party to this Agreement, it being the express intention of the parties hereto that no third party beneficiary rights shall be created or implied by virtue of this Agreement.


                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE


      IN WITNESS WHEREOF the parties hereto have executed or caused this Agreement to be executed by their duly authorized representatives as of the date set forth above.

                                SOFTECH, INC.

                                By: /s/ Mark R. Sweetland
                                Mark R. Sweetland
                                President and CEO


                                Information Decisions, Inc.

                                By: /s/ Mark R. Sweetland
                                Mark R. Sweetland
                                President and CEO


                                RAM Design & Graphics

                                By: /s/ Roy L. Thrower, Jr.
                                Roy L. Thrower, Jr.
                                President


                                Stockholders

                                By: /s/ Roy L. Thrower, Jr.
                                Roy L. Thrower, Jr.

                                By: /s/ Michael D. Collins
                                Michael D. Collins

                                By: /s/ Alan Carrico
                                Alan Carrico



                                   EXHIBIT A

                    SOFTECH SHARE ALLOCATION TO SHAREHOLDERS


The following is the allocation to the Stockholders of the 250,000 shares of SofTech stock:


                 Stockholder             Number of SofTech Shares
             -------------------         ------------------------

             Roy L. Thrower, Jr.                 170,000

             Michael D. Collins                   70,000

             Alan Carrico                         10,000
                                                 -------
                                                 250,000


                                   EXHIBIT B

                        SOFTECH STOCK OPTION ALLOCATION


The Shareholders shall have the sole responsibility for allocating the 50,000 SofTech stock options (the "Initial Award") among the RAM employee group. Shareholders shall inform Buyer of the allocation by employee on or before March 31, 1997. In the event the Shareholders can not agree on an allocation, such decision will be made by Roy Thrower. Options forfeited by the RAM employees subsequent to the Initial Award shall revert to the general option pool controlled by the Board of Directors and the Compensation Committee of SofTech.



                                   EXHIBIT C


                           NONCOMPETITION AGREEMENTS


                            NONCOMPETITION AGREEMENT

      Agreement dated as of February 27, 1997, between Information Decisions, Inc. ("IDI"), SofTech, Inc., including all its subsidiaries ( collectively the "Company") and Roy L. Thrower, Jr. ("Employee").

                                    RECITALS

      Whereas, following the acquisition of all of the outstanding shares of RAM Design & Graphics ("RAM"), the Employee will be a key person responsible for implementing a growth plan that is meant to significantly enhance the value of SofTech, Inc. (the "Company"); and

      Whereas, the Employee understands that his specific talents and capabilities along with those of his fellow shareholders in RAM are the significant asset the Company is acquiring in the purchase of RAM; and

      Whereas, the Employee acknowledges he will have access to valuable confidential and proprietary information; and

      Whereas, the Employee recognizes that the Company has a legitimate interest in preserving the value of the acquired assets and the proprietary information of RAM by entering into noncompetition and confidentiality agreements with key employees.

      Now, therefore, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1. Covenant Not to Compete. For two years from the date the Employee ceases to be employed by the Company for any reason other than termination without cause, the Employee will not, within the areas covered by this Noncompetition Agreement, without the express written consent of the Company:

      (a) become involved with or associated with, either as employee, principal, partner, officer, director, agent, consultant, or otherwise, any person, partnership, corporation or other entity engaged in designing, manufacturing, distributing, offering for sale or selling any products or services which compete with or are similar to any products or services designed, manufactured, distributed, offered for sale or sold by the Company (a "Competitor");

      (b) acquire any interest in a Competitor of the Company (except for wholly passive investments in the equity securities of publicly traded companies) not in excess of 2% of the outstanding equity securities of such company;

      (c) employ or solicit for employment by someone other than the Company any person who was an officer or employee of the Company immediately as of the date hereof or is an officer or employee of the Company as of the date of the solicitation;

      (d) induce or attempt to induce any officer or employee of the Company to leave the employment of the Company.

In order for this Agreement to remain in full force and effect, the Company will be obligated to offer the Employee a position with the Company at least comparable with the position at Employee's initial date of hire and at a compensation level at least equal to the compensation level at initial date of hire.

Termination for cause shall be defined as the Company's decision to end the employees employment with the Company based on performance below 50% of mutually established annual goals that can be objectively measured. Further, illegal acts committed by Shareholders shall be adequate grounds for termination for cause.

2. Areas Covered by this Agreement. The areas covered by this Noncompetition Agreement include the States of Michigan, Indiana, Texas, Louisiana, Ohio, Pennsylvania, North Carolina, Virginia, New York, New Jersey, Delaware, Maryland and Kentucky.

3. Consideration. This Agreement is entered into in connection with the Company's acquisition of the assets of RAM. In that RAM is a services-only operation and the Employee is a shareholder and a key member of the entity, this Agreement is a material inducement by RAM to the Company to complete the RAM acquisition.

4. Remedies. The parties agree that no adequate remedy at law exists for the violation of any provision contained in Section 1 hereof and that such provisions shall be enforceable by specific performance and or other injunctive relief in addition to any other remedies that may be available. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, any invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary so that it shall be valid, legal, and enforceable, or if it shall not be possible to so limit such invalid or illegal or unenforceable provisions or part of a provision, this Agreement shall be construed as if such invalid or illegal or unenforceable provisions or part of a provision had never been contained herein.

5. Binding Effect. This Agreement shall be binding upon the Employee, and shall inure to the benefit of and be enforceable by the Company and its respective successors and assigns.

6. Modification; Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties hereto (or their successors). No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

7. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Massachusetts.

8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

9. Exception. The purpose of this Agreement is to protect the value of the business acquired and to ensure that, in the event the Employee ceases to be employed by the Company, he does not attempt to solicit employees, customers, and vendors, or use confidential information obtained during his employment with RAM or the Company to, in any way, devalue the Company. It is specifically not meant to restrict the Employee from earning a living in his chosen field of engineering. Therefore, in the event the Employee ceases to be employed by the Company he will not be restricted in any way from obtaining employment in his chosen field as an employee of another company so long as his position with such new employer is not one which competes with the business of the Company. The Employee will also be allowed to work as an independent contractor for a staffing business in that SofTech views such a position as more like that of an employee of the staffing business than one of an independent contractor. The Company's business is one of providing engineers to customers in the CAD/CAM industry on assignment basis generally of a duration of 1 to 12 months and paid on an hourly basis.

Section 9 shall supercede all other conflicting provisions of this Agreement.

      The Employee acknowledges that this does not, in any way, constitute an employment agreement and that the Company reserves the right to terminate his employment at any time with cause or without cause.

      IN WITNESS HEREOF, the parties have executed this Agreement on the date first set forth above.


                                By:  /s/ Roy L. Thrower
                                Roy L. Thrower


                                By:  /s/ Mark R. Sweetland
                                Mark R. Sweetland
                                President and CEO



                            NONCOMPETITION AGREEMENT

      Agreement dated as of February 27, 1997, between Information Decisions, Inc. ("IDI"), SofTech, Inc., including all its subsidiaries ( collectively the "Company") and Michael D. Collins ("Employee").

                                    RECITALS

      Whereas, following the acquisition of all of the outstanding shares of RAM Design & Graphics ("RAM"), the Employee will be a key person responsible for implementing a growth plan that is meant to significantly enhance the value of SofTech, Inc. (the "Company"); and

      Whereas, the Employee understands that his specific talents and capabilities along with those of his fellow shareholders in RAM are the significant asset the Company is acquiring in the purchase of RAM; and

      Whereas, the Employee acknowledges he will have access to valuable confidential and proprietary information; and

      Whereas, the Employee recognizes that the Company has a legitimate interest in preserving the value of the acquired assets and the proprietary information of RAM by entering into noncompetition and confidentiality agreements with key employees.

         Now, therefore, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1. Covenant Not to Compete. For two years from the date the Employee ceases to be employed by the Company for any reason other than termination without cause, the Employee will not, within the areas covered by this Noncompetition Agreement, without the express written consent of the Company:

      (a) become involved with or associated with, either as employee, principal, partner, officer, director, agent, consultant, or otherwise, any person, partnership, corporation or other entity engaged in designing, manufacturing, distributing, offering for sale or selling any products or services which compete with or are similar to any products or services designed, manufactured, distributed, offered for sale or sold by the Company (a "Competitor");

      (b) acquire any interest in a Competitor of the Company (except for wholly passive investments in the equity securities of publicly traded companies) not in excess of 2% of the outstanding equity securities of such company;

      (c) employ or solicit for employment by someone other than the Company any person who was an officer or employee of the Company immediately as of the date hereof or is an officer or employee of the Company as of the date of the solicitation;

      (d) induce or attempt to induce any officer or employee of the Company to leave the employment of the Company.

In order for this Agreement to remain in full force and effect, the Company will be obligated to offer the Employee a position with the Company at least comparable with the position at Employee's initial date of hire and at a compensation level at least equal to the compensation level at initial date of hire.

Termination for cause shall be defined as the Company's decision to end the employees employment with the Company based on performance below 50% of mutually established annual goals that can be objectively measured. Further, illegal acts committed by Shareholders shall be adequate grounds for termination for cause.

2. Areas Covered by this Agreement. The areas covered by this Noncompetition Agreement include the States of Michigan, Indiana, Texas, Louisiana, Ohio, Pennsylvania, North Carolina, Virginia, New York, New Jersey, Delaware, Maryland and Kentucky.

3. Consideration. This Agreement is entered into in connection with the Company's acquisition of the assets of RAM. In that RAM is a services-only operation and the Employee is a shareholder and a key member of the entity, this Agreement is a material inducement by RAM to the Company to complete the RAM acquisition.

4. Remedies. The parties agree that no adequate remedy at law exists for the violation of any provision contained in Section 1 hereof and that such provisions shall be enforceable by specific performance and or other injunctive relief in addition to any other remedies that may be available. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, any invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary so that it shall be valid, legal, and enforceable, or if it shall not be possible to so limit such invalid or illegal or unenforceable provisions or part of a provision, this Agreement shall be construed as if such invalid or illegal or unenforceable provisions or part of a provision had never been contained herein.

5. Binding Effect. This Agreement shall be binding upon the Employee, and shall inure to the benefit of and be enforceable by the Company and its respective successors and assigns.

6. Modification; Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties hereto (or their successors). No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

7. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Massachusetts.

8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

9. Exception. The purpose of this Agreement is to protect the value of the business acquired and to ensure that, in the event the Employee ceases to be employed by the Company, he does not attempt to solicit employees, customers, and vendors, or use confidential information obtained during his employment with RAM or the Company to, in any way, devalue the Company. It is specifically not meant to restrict the Employee from earning a living in his chosen field of engineering. Therefore, in the event the Employee ceases to be employed by the Company he will not be restricted in any way from obtaining employment in his chosen field as an employee of another company so long as his position with such new employer is not one which competes with the business of the Company. The Employee will also be allowed to work as an independent contractor for a staffing business in that SofTech views such a position as more like that of an employee of the staffing business than one of an independent contractor. The Company's business is one of providing engineers to customers in the CAD/CAM industry on assignment basis generally of a duration of 1 to 12 months and paid on an hourly basis.

Section 9 shall supercede all other conflicting provisions of this Agreement.

      The Employee acknowledges that this does not, in any way, constitute an employment agreement and that the Company reserves the right to terminate his employment at any time with cause or without cause.

      IN WITNESS HEREOF, the parties have executed this Agreement on the date first set forth above.


                                By: /s/ Michael D. Collins
                                Michael D. Collins


                                By: /s/ Mark R. Sweetland
                                Mark R. Sweetland
                                President and CEO



                            NONCOMPETITION AGREEMENT

      Agreement dated as of February 27, 1997, between Information Decisions, Inc. ("IDI"), SofTech, Inc., including all its subsidiaries ( collectively the "Company") and Alan Carrico ("Employee").

                                    RECITALS

      Whereas, following the acquisition of all of the outstanding shares of RAM Design & Graphics ("RAM"), the Employee will be a key person responsible for implementing a growth plan that is meant to significantly enhance the value of SofTech, Inc. (the "Company"); and

      Whereas, the Employee understands that his specific talents and capabilities along with those of his fellow shareholders in RAM are the significant asset the Company is acquiring in the purchase of RAM; and

      Whereas, the Employee acknowledges he will have access to valuable confidential and proprietary information; and

      Whereas, the Employee recognizes that the Company has a legitimate interest in preserving the value of the acquired assets and the proprietary information of RAM by entering into noncompetition and confidentiality agreements with key employees.

      Now, therefore, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1. Covenant Not to Compete. For two years from the date the Employee ceases to be employed by the Company for any reason other than termination without cause, the Employee will not, within the areas covered by this Noncompetition Agreement, without the express written consent of the Company:

      (a) become involved with or associated with, either as employee, principal, partner, officer, director, agent, consultant, or otherwise, any person, partnership, corporation or other entity engaged in designing, manufacturing, distributing, offering for sale or selling any products or services which compete with or are similar to any products or services designed, manufactured, distributed, offered for sale or sold by the Company (a "Competitor");

      (b) acquire any interest in a Competitor of the Company (except for wholly passive investments in the equity securities of publicly traded companies) not in excess of 2% of the outstanding equity securities of such company;

      (c) employ or solicit for employment by someone other than the Company any person who was an officer or employee of the Company immediately as of the date hereof or is an officer or employee of the Company as of the date of the solicitation;

      (d) induce or attempt to induce any officer or employee of the Company to leave the employment of the Company.

In order for this Agreement to remain in full force and effect, the Company will be obligated to offer the Employee a position with the Company at least comparable with the position at Employee's initial date of hire and at a compensation level at least equal to the compensation level at initial date of hire.

Termination for cause shall be defined as the Company's decision to end the employees employment with the Company based on performance below 50% of mutually established annual goals that can be objectively measured. Further, illegal acts committed by Shareholders shall be adequate grounds for termination for cause.

2. Areas Covered by this Agreement. The areas covered by this Noncompetition Agreement include the States of Michigan, Indiana, Texas, Louisiana, Ohio, Pennsylvania, North Carolina, Virginia, New York, New Jersey, Delaware, Maryland and Kentucky.

3. Consideration. This Agreement is entered into in connection with the Company's acquisition of the assets of RAM. In that RAM is a services-only operation and the Employee is a shareholder and a key member of the entity, this Agreement is a material inducement by RAM to the Company to complete the RAM acquisition.

4. Remedies. The parties agree that no adequate remedy at law exists for the violation of any provision contained in Section 1 hereof and that such provisions shall be enforceable by specific performance and or other injunctive relief in addition to any other remedies that may be available. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, any invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary so that it shall be valid, legal, and enforceable, or if it shall not be possible to so limit such invalid or illegal or unenforceable provisions or part of a provision, this Agreement shall be construed as if such invalid or illegal or unenforceable provisions or part of a provision had never been contained herein.

5. Binding Effect. This Agreement shall be binding upon the Employee, and shall inure to the benefit of and be enforceable by the Company and its respective successors and assigns.

6. Modification; Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties hereto (or their successors). No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

7. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Massachusetts.

8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

9. Exception. The purpose of this Agreement is to protect the value of the business acquired and to ensure that, in the event the Employee ceases to be employed by the Company, he does not attempt to solicit employees, customers, and vendors, or use confidential information obtained during his employment with RAM or the Company to, in any way, devalue the Company. It is specifically not meant to restrict the Employee from earning a living in his chosen field of engineering. Therefore, in the event the Employee ceases to be employed by the Company he will not be restricted in any way from obtaining employment in his chosen field as an employee of another company so long as his position with such new employer is not one which competes with the business of the Company. The Employee will also be allowed to work as an independent contractor for a staffing business in that SofTech views such a position as more like that of an employee of the staffing business than one of an independent contractor. The Company's business is one of providing engineers to customers in the CAD/CAM industry on assignment basis generally of a duration of 1 to 12 months and paid on an hourly basis.

Section 9 shall supercede all other conflicting provisions of this Agreement.

      The Employee acknowledges that this does not, in any way, constitute an employment agreement and that the Company reserves the right to terminate his employment at any time with cause or without cause.

      IN WITNESS HEREOF, the parties have executed this Agreement on the date first set forth above.


                                By: /s/ Alan Carrico
                                Alan Carrico

                                By:  /s/ Mark R. Sweetland
                                Mark R. Sweetland
                                President and CEO



Index of Schedules


Schedule 1.2          Liabilities

Schedule 2.6(b)       Leased Properties

Schedule 2.6(c)       Personal Property

Schedule 2.7          Financial Statements
                         -  Balance sheets as of December 31, 1996 and 1995
                         - Statements of Income for the twelve months ended December 31, 1996 and 1995

Schedule 2.8(b)       Tax Returns

Schedule 2.11         Assumed Contracts

Schedule 2.16         Employee Benefit Plans

Schedule 2.18(a)      Current Directors and Officers

Schedule 2.18(b) RAM Suppliers: Aggregate Payments Greater than $5,000 in Fiscal 1996

Schedule 2.20 (a)     Current RAM Employees

Schedule 2.20(b)      Terminated RAM Employees

Schedule 2.21(a) Revenue by Customer Greater than $10,000 for Fiscal Years 1996 and 1995

Schedule 2.21(b)      ProEngineer Services for Fiscal 1996 and 1995



                            SCHEDULE 1.2 LIABILITIES


                                  Liabilities


*   Roy's credit cards used for business
       -  American Express
       -  Visa Card

*   Scott Shackleton,
       -  Year end work
       -  Sale of business

*   Terry Carlton, Attorney
       -  Sale of business

*    Utilities, including telephone service

*    Group insurance, American Medical

*    Business insurance

*    Freight companies, Federal Express, Airborne

*    IBM AIX Technical Support

*    PTC maintenance

* All existing lease agreements as presented on the 12/31/96 balance sheet of RAM whether in the name of East Coast Design Services, RAM Design and Graphics, Roy Thrower and/or Michael Collins



                       SCHEDULE 2.6(b) LEASED PROPERTIES


                       SCHEDULE 2.6(c) PERSONAL PROPERTY


                       SCHEDULE 2.7 FINANCIAL STATEMENTS


                          SCHEDULE 2.8(b) TAX RETURNS


                        SCHEDULE 2.11 ASSUMED CONTRACTS


                      SCHEDULE 2.16 EMPLOYEE BENEFIT PLANS


                SCHEDULE 2.18(a) CURRENT DIRECTORS AND OFFICERS


       SCHEDULE 2.18(b) RAM SUPPLIERS: FY96 PAYMENTS IN EXCESS OF $5,000


                     SCHEDULE 2.20(a) CURRENT RAM EMPLOYEES


                   SCHEDULE 2.20(b) TERMINATED RAM EMPLOYEES


              SCHEDULE 2.21(a)  REVENUE BY CUSTOMER GREATER THAN
                                $10,000 FOR FISCAL YEARS 1996 AND 1995


         SCHEDULE 2.21(b) PRO/ENGINEER SERVICES FOR FISCAL 1996 & 1995



                             STOCK PLEDGE AGREEMENT


                                                                 March 21, 1997


      Stock Pledge Agreement ("Agreement") between Roy Thrower ("Thrower" or the "Debtor") and SofTech, Inc., a Massachusetts corporation ("SofTech" or the "Secured Party").

      WHEREAS, the Debtor has today executed and delivered to the Secured Party his Non-Recourse Promissory Note (the "Note") in the original principal amount of $30,000; and

      WHEREAS, as a condition of making such loan, the Secured Party requires that the Debtor grant to the Secured Party a security interest in the 50,000 shares of SofTech stock to be received by the Debtor on or about March 25, 1997 in the sale of his shares of RAM Design & Graphics, a North Carolina corporation, to SofTech.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby act and agree as follows:

1. Grant of Security Interest. As security for the full and timely satisfaction of the amounts due under the Non-Recourse Promissory Note, the Debtor hereby grants to the Secured Party a continuing interest in the Collateral.

2. Further Assurances. The Debtor will from time to time, upon the Secured Party's request, promptly execute and deliver all such further instruments and documents, and take all such further action, as may be necessary or that the Secured Party may reasonably request in order to protect the security interests granted or intended to be granted hereby or to enable the Secured Party to enforce its rights and remedies hereunder with respect to the Collateral.

3. Safekeeping of Collateral. After issuance of the Collateral to Debtor by SofTech, the Collateral shall be placed in a safe deposit box at a mutually agreed upon North Carolina site which requires two keys to gain access. One key shall be held by the Debtor and one shall be held by the Secured Party. SofTech shall bear the cost of such safe deposit box.

4. Liens on Collateral. The Debtor shall not create or suffer to exist any lien in or on any of the Collateral except liens in favor of the Secured Party.

5. Sale of All or Part of the Collateral. In the event that the Debtor wishes to sell all or part of the Collateral, he shall inform the Secured Party of his intentions in writing. Such shares will be sold through an independent broker designated by the Debtor and approved by the Secured Party. All net proceeds shall first be applied against the outstanding balance owed under the Non-Recourse Promissory Note regardless of whether or not such monies are due under such Non-Recourse Promissory Note. The independent broker will be instructed in writing by Debtor as to the proper disbursement of net proceeds so as to accomplish this repayment and a copy of such instructions will be provided to the Secured Party. Such instructions shall inform independent broker of this Agreement, a copy of which shall also be attached to the broker instructions. Net proceeds received from the sale of the Collateral in excess of amounts due Secured Party shall be distributed directly from broker to Debtor.

6. Remedies. If the Debtor fails to comply with the repayment provisions of the Non-Recourse Promissory Note, the Secured Party can require, and Debtor shall be obligated to deliver to the Secured Party the Collateral with stock powers duly executed in blank, together with all such documents as may be required to effect a valid transfer of Collateral to Secured Party. Secured Party has no obligation whatsoever to sell such Collateral so delivered. The Secured Party can opt to retire such shares received in this manner or may elect to sell such shares at anytime. Any proceeds received by Secured Party from such a sale will belong entirely to the Secured Party regardless of amount.

7. Termination. This Agreement shall remain in full force and effect so long as any amounts are owed under the Non-Recourse Promissory Note. Upon repayment in full of all outstanding borrowings under such Note, this Agreement shall immediately terminate. Secured Party shall be obligated to take such actions as required to deliver Collateral to Debtor as reasonably requested by Debtor.

8. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts, except that the creation, perfection and enforcement of security interests in Collateral located in jurisdictions other than Massachusetts which will be governed by the laws of the respective jurisdictions in which such Collateral is located.

      IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this Agreement to be executed by their duly authorized representatives as of the date set forth above.


                                SOFTECH, INC.

                                By: /s/ Mark R. Sweetland
                                Mark R. Sweetland
                                President and CEO


                                DEBTOR

                                By: /s/ Roy Thrower
                                Roy Thrower